                                                                     EXHIBIT 21

                  SUBSIDIARIES OF UNITED PARCEL SERVICE, INC.
                              AS OF MARCH 5, 2003

NAME OF SUBSIDIARY                                  JURISDICTION OF ORGANIZATION
------------------                                  ----------------------------
United Parcel Service of America, Inc.              Delaware
United Parcel Service General Services Co.          Delaware
United Parcel Service Co.                           Delaware
UPS Worldwide Forwarding, Inc.                      Delaware
United Parcel Service, Inc.                         Ohio
United Parcel Service, Inc.                         New York
UPICO Corporation                                   Delaware
UPS Capital Corporation                             Delaware
UPS Supply Chain Solutions, Inc.                    Delaware
UPS Re Ltd.                                         Bermuda
UPS International, Inc.                             Delaware
United Parcel Service Deutschland Inc.              Delaware
C.C. & E. I, L.L.C.                                 Delaware

The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.